Exhibit 99.3

[LETTERHEAD OF HOLLAND & HART LLP]

February 15, 2006

Sanmina-SCI Corporation

2700 North First Street

San Jose, CA  95134

Re:      SANMINA-SCI CORPORATION – 8.125% SENIOR SUBORDINATED NOTES DUE 2016

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Sanmina-SCI Corporation, a Delaware corporation (the “Company”), of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission, pursuant to which the Company is registering under the Securities Act of 1933, as amended, $600,000,000.00 in aggregate principal amount of the Company’s 8.125% Senior Subordinated Notes due 2016 (the “Notes”). The Registration Statement refers to the guarantee of the Notes by certain subsidiaries of the Company, including the guarantee of the Notes (the “Notes Guaranty”) by SCI Plant No. 22, L.L.C., a Colorado limited liability company and subsidiary of the Company (the “Subsidiary Guarantor”), and certain other subsidiaries of the Company.

The Notes and Notes Guaranty will be issued pursuant to an Indenture dated February 15, 2006 (the “Indenture”) by and among the Company, the Subsidiary Guarantor, certain other subsidiary guarantors, and U.S. Bank National Association, as Trustee.

In connection with this opinion, we have examined copies of (a) the Articles of Organization and Operating Agreement for the Subsidiary Guarantor, (b) the Indenture, and (c) the Notes, including the Notes Guaranty, and have made such other inquiries and investigations of law as we have deemed necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certifications of an officer of the member the Subsidiary Guarantor and have not sought independently to verify such matters.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.            The Subsidiary Guarantor is duly formed and is validly existing in good standing under the laws of the State of Colorado (the “State”).

2.             The Subsidiary Guarantor has the requisite limited liability company power and authority to execute, deliver and perform its obligations under the Notes Guaranty.

3.             The Indenture has been duly authorized, executed and delivered by the Subsidiary Guarantor.

4.             The Notes Guaranty has been duly authorized, executed and delivered by the Subsidiary Guarantor.

The opinions expressed herein are limited solely to the laws of the State. We have made no inquiry into, and we express no opinion as to:

1)            the statutes, regulations, treaties, common laws or other laws of any other state or jurisdiction; or

2)            the effect of, or compliance with, State tax, antitrust or securities laws, rules or regulations.

We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein.

This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as a guaranty or warranty of the matters discussed herein or as representations of fact. We understand that the addressee has made such independent investigations of the facts as the addressee deemed necessary, and that the determination of the extent of those investigations that are necessary has been made independent of this opinion letter.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Further, we consent to the reliance by Wilson Sonsini Goodrich & Rosati, Professional Corporation on this letter in connection with their opinions regarding the enforceability of the Notes Guaranty against the Subsidiary Guarantor. Except as otherwise expressly permitted above, this letter may not be published or quoted to, or filed with, any other person without our prior written consent.

Very truly yours,

Holland & Hart LLP

/s/ HOLLAND & HART LLP